Exhibit 99.1

October 21, 2011

Dear US Gold Shareholders,

Please find the attached El Gallo Complex development update.

Work continues to progress at the project in Sinaloa State, Mexico as we move closer to production.

Highlights of the past two weeks include:

•                  Phase 1 development equipment arrival and assembly

•                  Completed tailings storage and other process facilities foundation investigation

•                  Ongoing environmental analysis

•                  Additional condemnation drilling on potential waste dump locations

To view the El Gallo Development Photo Update, please click here.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 181 Bay Street, Suite 4750 Toronto, ON M5J 2T3 P.O. Box 792 E-mail: info@usgold.com

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UXG El Gallo Complex Development Photo Update October 21, 2011

Front entrance to one of the historical silver mines at Palmarito. This previously mined area has been cleaned and sampled for reserve estimation purposes. 2

The versatility of our man portable drill rigs allows US Gold to operate on steep hill sides where traditional track or truck mount rigs could not. Picture taken from Palmarito deposit. 3

Mexico team: Building a platform to complete condemnation drilling at El Gallo, which are designed to minimize the environmental footprint and measure only 4 x 4 meters. 4

The main source of historical Palmarito production totalling: 15.5 Moz silver and 50,000 oz gold. 5

Tailings storage facility structural foundation investigation at El Gallo. Variable strength and permeability testing pending lab analysis. 6

Ongoing biotic studies for Environmental report which will be submitted as part of the phase 2 mine permit application. 7

8 Arrival of phase 1 El Gallo development equipment.

Caterpillar D9 Bulldozer being assembled to start haul road construction. 9

UXG For further information contact: Jenya Meshcheryakova Investor Relations Tel: (647) 258- -0395 Toll Free: (866) 441- -0690 Fax: (647) 258- -0408